SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           Filed by the Registrant | |
                 Filed by a party other than the Registrant |X|

                           Check the appropriate box:
                         |X| Preliminary proxy statement
              |_| Confidential, for Use of the Commission Only (as
                         permitted by Rule 14a-6(e)(2))
                         |_| Definitive proxy statement
                            |_| Definitive additional
                  materials |_| Soliciting material pursuant to
                          Rule 14a-11(c) or Rule 14a-12

                                  ENERCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 GEORGE BURMANN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of filing fee (Check the appropriate box):
                              | | No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(c)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

Preliminary Copy; Subject to Completion
Dated October 28, 2004

                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                                 ENERCORP, INC.
                         32751 Middlebelt Road, Suite B
                        Farmington Hills, Michigan 48334

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                                 GEORGE BURMANN
                         FOR THE MEETING OF SHAREHOLDERS
            In opposition to Enercorp's incumbent board of directors

--------------------------------------------------------------------------------
Introduction

     This proxy statement (the "Proxy Statement") and the enclosed BLUE proxy card are being furnished to you, the shareholders of Enercorp, Inc., a Colorado corporation ("Enercorp" or the "Company"), in connection with the solicitation of proxies by George Burmann (the "Shareholder") for use at a special meeting of shareholders of Enercorp (including any adjournments, postponements, reschedulings or continuations of the meeting, the "Special Meeting") being held as ordered by the District Court in and for the City and County of Denver, Colorado, in Civil Action 04-CV-1207, Div. 3. The meeting will be held on November 16, 2004 at 8:00 a.m. (Eastern time) at 32751 Middlebelt Road, Suite B, Farmington Hills, Michigan 48334.

     Shareholders who were holders of record on February 17, 2004, (the "Record Date," as established by the Court) will be entitled to vote at the meeting. We are soliciting proxies to take the following actions at the Special Meeting:

     1.   to expand the board of directors to five persons; and
     2. to elect five persons to fill the vacancies on the board after the approval of proposals One (the "New Directors").

     In this proxy statement, the Shareholder has provided information on the five persons he intends to nominate to fill the vacancies. Furthermore, the Shareholder is soliciting proxies for use at the Special Meeting to change Enercorp's board of directors and for approval of the three proposals (the "Proposals") described above.

     Based on the records available to the Shareholder, Enercorp has not held a meeting of its shareholders since January 1999. None of the existing directors have been elected to that office by the shareholders of Enercorp.

     A proxy may be given by any person who was a record holder of Enercorp common stock on February 17, 2004, the Record Date. Whether or not you plan to attend the Special Meeting, you are urged to sign and date the enclosed BLUE proxy card and return it in the postage-paid envelope provided to 5307 Forest Breeze Court, St. Cloud, FL 34771. Your latest dated proxy is the only one that counts, so you may return the BLUE proxy card even if you have already delivered a proxy pursuant to Enercorp's solicitation.

     Please do not return any proxy sent to you by Enercorp. If you have already returned a proxy card sent to you by Enercorp, that card will be automatically revoked if you complete and return the enclosed BLUE card.

     This solicitation is being made by George Burmann, a shareholder of Enercorp seeking to replace Enercorp's existing board of directors. This is not being solicited on behalf of Enercorp's board of directors.

     We will first mail this Proxy Statement to shareholders on or before November ___, 2004.

Why are we soliciting your proxy?

     Mr. Burmann is deeply troubled by the performance and strategic direction of Enercorp, the conflicting interest transactions that have been taken by Enercorp, the failure by Enercorp to make accurate and complete disclosure under the federal securities laws, and the efforts by Enercorp to entrench its board of directors to prevent any shareholder influence.

     Mr. Burmann holds a substantial interest in Enercorp, has expended a significant amount of money to force Enercorp to hold a meeting of its shareholders and to prevent Enercorp from issuing shares which would have disenfranchised Enercorp shareholders by giving management and its associates a controlling vote at any shareholders' meeting.

Enercorp

     Enercorp was incorporated under the laws of the State of Colorado on June 30, 1978. According to Enercorp's Form 10-KSB for the year ended June 30, 2003, Enercorp is a closed-end, non-diversified investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") that elected to become a business development company under the Investment Company Act on June 30, 1982. The Enercorp Form 10-KSB describes a business development company as a type of investment company that generally must maintain 70% of its assets in new, financially troubled or otherwise qualified companies and offers significant managerial assistance to such companies. The Form 10-KSB and its subsequent Form 10-QSBs describe Enercorp as owning interests in four investee companies and states that Enercorp provides these investee companies management assistance. The Form 10-KSB describes Enercorp's investment objective as being to achieve long-term capital appreciation, rather than current income, on its investments.

Reasons for the Special Meeting

     Significant Conflicts of Interest. The Shareholder believes that Enercorp is faced with significant conflicts of interest and needs an independent board of directors and management to address these issues. The conflicts of interest include, but are not limited to:

1. Enercorp has paid or accrued significant compensation to Thomas Itin for what appears to be little value and may have included compensation to Mr. Itin for services performed for the benefit of other companies in which Mr. Itin directly or indirectly owns an interest;

2. Enercorp's investee companies all appear to be related with other businesses controlled by Thomas Itin, which leads one to question whether Enercorp is being operated for the benefit of its shareholders or for Mr. Itin's benefit;

3. At March 31, 2004, and at the end of previous financial periods for more than the past several years, Enercorp had nominal cash assets and more than $300,000 in current liabilities, and neither management nor the board of directors has offered any plan to address these issues.

     Enercorp disclosed on its Form 10-KSB for the year ended June 30, 2003, that its net operating loss had increased by 444% as compared to the previous year. Enercorp's incumbent management's explanation for the more than fourfold increase in net operating loss was that the existing directors the Shareholder seeks to remove (the "Removable Directors") had approved an employment contract with the then-President Tom Itin that obligated the company to pay him a salary also previously approved by the Removable Directors. In spite of the compensation approved by the Removable Directors, Mr. Itin left Enercorp effective September 14, 2003, after serving less than three years as a corporate officer and director. According to Enercorp's Form 10-QSB for the quarter ended September 30, 2003, the board did not act to remove Mr. Itin. Instead, Mr. Itin resigned without public comment.

     The Shareholder has no knowledge as to whether Enercorp has a standing audit, nominating, or compensation committee.

     The Shareholder believes that Enercorp's incumbent directors and senior management are accountable for the significant conflicts of interest, loss in investment value, Enercorp's inability to pay its debts, excessive compensation paid to its prior chief executive officer, and the overall unsatisfactory financial performance of Enercorp. The Shareholder further believes that the Removable Directors bear responsibility for allowing Enercorp's senior management to erode Enercorp's equity and failing to propose or complete a plan for the satisfaction of Enercorp's liabilities or to provide for an increase in shareholder value. Each Form 10-QSB and Form 10K-SB filed on or after October 8, 2002, has stated in its "Management's Discussion and Analysis of Financial Condition and Results of Operations" that there are "no terms" as to how to fund current operations. In each such filing, management has repeated the same mantra: "[t]he Registrant's current plan is to bring in other investors, borrow against collateral or sell a portion of its security holdings."

     Enercorp's failure to comply with legal requirements. Following the filing of the Shareholder's Schedule 13D in January 2004, the Shareholder attempted to assert his rights under Colorado law to inspect Enercorp's records and to discuss the situation with Enercorp. Management of Enercorp failed to respond to the Shareholder's requests, forcing the Shareholder to file litigation to obtain a court order to hold the shareholders' meeting. The Shareholder has been willing to meet with Enercorp's senior management to resolve the Shareholder's concerns in an attempt to avoid a proxy contest and the expense of a shareholder's meeting, but has been rebuffed by management's failure to respond or take any other progressive action.

         In addition, the Shareholder has several times attempted to gain access to information required by the Securities and Exchange Commission's rules and regulations to be provided to him. Enercorp has continually failed to comply with its requirements.

     Enercorp's Form 10-KSB states that it "presently has four investee companies to which it provides management assistance." Of these four:

     o Ajay Sports, Inc. has not filed any required reports with the Securities and Exchange Commission since the Form 10-QSB for the three months ended March 31, 2001 - a failure to comply with legal requirements for more than three years;

     o Management wrote off its investment in "100,000 shares of Williams Controls options from the investment portfolio" in its March 31, 2004, Form 10-QSB because management was unable to "locate hard copies of the above securities" or any "indication that such extended securities existed."

     o Management wrote off its investment in "300,000 of CPVD warrants from the investment portfolio" in its March 31, 2004, Form 10-QSB because management was unable to "locate hard copies of the above securities" or any "indication that such extended securities existed."

     o Management wrote off its investment in Proconnextions, Inc. from Enercorp's investment portfolio because Proconnextions "has not been involved in any business activities since several years."

     These facts, reported by Enercorp itself, lead one to question the viability and wisdom of the managerial assistance provided by Enercorp to its investee companies, and even with respect to its own records.

     Enercorp's misleading reports filed with the Securities and Exchange Commission. On August 13, 2004, Enercorp management filed a report with the Securities and Exchange Commission that reported: "On August 2, 2004, the

Registrant issued to various investors 369,318 shares of 6% Cumulative Convertible Preferred Stock, Par Value $0.88/share. The Registrant received $325,000 for the newly issued Preferred shares. The Preferred shares were sold at a price of $0.88/per share, convertible one for one to Common equal to the latest NAV (Net Asset Value) per common share at day's end, June 30, 2004. The proceeds from this funding will be used for investment and working capital."

     Enercorp later advised that some of these shares were issued to management (although management failed to file the necessary reports with the Securities and Exchange Commission relating to their increased stock ownership. Enercorp also orally advised representatives of Mr. Burmann that the proceeds were used, at least in part, to repay amounts due to Thomas Itin. These shares of preferred stock increased the outstanding voting shares by approximately one-half, likely resulting in management being able to control any vote at a meeting of the shareholders. In addition, Enercorp filed a proxy statement for a shareholders meeting to be held on September 10, 2004 with a record date of August 3, 2004. Upon becoming aware of the proposed meeting and the issuance of these preferred shares, Mr. Burmann filed a motion for a temporary restraining order with the Denver District Court to prevent the meeting from occurring and to prevent those preferred shares from voting. The Denver District Court issued an order preventing the meeting from occurring and further set the record date at February 17, 2004, a date which has the effect of preventing the newly-issued preferred stock from voting. In the Court's order, the Court also required that Enercorp establish a meeting within 60 days of September 17, 2004.

     Subsequently, Enercorp has orally advised Mr. Burmann's representatives that the purchasers of the preferred stock have decided to rescind their investment - a statement which places into question the accuracy of Enercorp's reports to the SEC. Furthermore, Enercorp has not filed any report about the issuance meeting the requirements of Form 8-K; its initial report failed to provide the information required by Item 701 of Regulation S-B.

     It should also be noted that Enercorp failed to comply with the requirements of Colorado law which are conditions precedent to the issuance of any shares of preferred stock.

     Enercorp's management's has failed to comply with the reporting requirements imposed upon them by federal law. Section 16(a) of the Securities Exchange Act of 1934 imposes certain reporting obligations on Enercorp's officers, directors, and persons who own greater than 10% of Enercorp's securities. Certain of Enercorp's directors and officers (at least Dr. Rautio and Messrs. Sargent and Parlatore) failed:

     to file a Form 3 when he became an executive officer or director of Enercorp; and

     Dr. Rautio failed to file a Form 4 when he allegedly acquired the shares of preferred stock that Enercorp reported in its proxy statement that Enercorp had issued to him.

     Notwithstanding specific requirements that Enercorp disclose delinquent and a failure to file reports publicly in the proxy statement, the proxy statements that Enercorp filed with the SEC failed to make this disclosure.

     Poor corporate governance. Based on the reports filed by Enercorp, it is clear that it does not have an audit committee, a nominating committee, or adequate financial or disclosure controls. The Shareholder believes that in this age of heightened corporate governance, it is the responsibility of the board of directors to ensure proper corporate governance and protection of Enercorp's assets. As is evidenced by the inability of Enercorp to even locate certain of its securities (thus leading to their elimination from Enercorp's balance sheet at March 31, 2004), Enercorp's current management and board of directors appear to be unwilling to take the steps necessary to protect Enercorp and its shareholders.

The Shareholder's Objective.

     The Shareholder's objective is to compose the Board with individuals who are not unduly influenced by management and who do not have conflicts of interest with the investee companies. The Shareholder believes that the best way to restore confidence in Enercorp and turn around its fortunes is to replace the Removable Directors with the New Directors, who in the opinion of the Shareholder, have the judgment, experience and objectivity needed to produce maximum value for Enercorp's shareholders and take actions that are in the best interests of the shareholders, with proper independence from management. The Shareholder believes that the New Directors are committed to addressing what is undisputedly Enercorp's disappointing operating results and share price performance over more than the past two years. Although Enercorp's stock price has increased since the resignation of Mr. Itin in September 2003, as previously stated, tolerance for management missteps and ties to Mr. Itin's affiliate companies continue to plague the Removable Directors' decision-making process. There can, of course, be no assurance that any damage already done to Enercorp can be repaired.

     If the Proposals set forth herein are adopted at the Special Meeting, the new Board will consist of five members and will satisfy the "independence" requirements under the Nasdaq marketplace rules and under the Investment Company Act. The Shareholder strongly believes that time is of the essence and that the shareholders cannot afford to wait for Enercorp's senior incumbent management to reverse course or the Removable Directors to forge a plan to increase shareholder value.

     In the opinion of the Shareholder, the New Directors will be strong advocates for advancing shareholder interests, implementing operating improvements, promoting board independence, corporate governance and management accountability and maximizing shareholder value. Specifically, subject to the exercise of their fiduciary duties, the Shareholder believes that the New Directors will promote a platform in the boardroom that includes:

     o    maximizing shareholder value;

     o adopting a policy of greater transparency and improving corporate governance;

     o focusing closely on financial performance, with a thorough assessment of Enercorp's operations, investment policies, holdings in investee companies, diversification of investment, and business model;

     o thoroughly assessing Enercorp's past activities and determine whether any persons previously associated with Enercorp as an officer, director, or employee breached any fiduciary duties or otherwise might have any liability to Enercorp; and

     o determining the need for, and obtaining, capital from third parties necessary for Enercorp's expansion and business operations.

The Shareholder's Platform

     The Shareholder is focused on the goal of maximizing shareholder value which will be shared proportionately among all shareholders. For the reasons stated above, the Shareholder thinks that it is imperative that the shareholders replace the leadership of the Board in order to achieve this goal by appointing the New Directors who, in the opinion of the Shareholder, possess extraordinary experience, independence and integrity, have the necessary financial and business acumen to meet the challenges facing Enercorp in the future, will champion initiatives to improve corporate democracy and will oppose any conduct that furthers the personal benefits of management at the expense of the shareholders. The New Directors intend to pursue these goals, subject to the exercise of each director's fiduciary duties.

                                   PROPOSAL 1

                     FIXING THE NUMBER OF DIRECTORS AT FIVE

     The Shareholder is also asking that the shareholders fix the number of directors that may serve on the Board at five. If the shareholders approve this Proposal, the number of vacancies on the Board.

     Pursuant to ss. 7-108-103(2) of the Colorado laws, Enercorp's bylaws can establish a range for the size of the Board by fixing a minimum and maximum number of directors. In addition, that same section provides that if a range is established, the number of directors may be fixed or changed from time to time within the range by the shareholders or the board of directors. As of the date of this proxy statement, Enercorp has failed to provide the Shareholder with a copy of Enercorp's bylaws. Therefore, the exact terms of the bylaws are not known. This Proposal Two requests that the bylaws be amended only to the extent necessary to fix the number of directors at five.

     For the reasons set forth herein, the Shareholder recommends a vote "FOR" this Proposal Two.

                                   PROPOSAL 2

                     ALTERNATIVE SLATE OF DIRECTOR NOMINEES

     As an alternative to the incumbent board's slate of director nominees for the election of directors at the Special Meeting, we propose the following nominees (and assuming that proposal #1 is adopted; if the shareholders do not approve proposal number 1, the Shareholder will nominate only the first three persons set forth):

                                 George Burmann
                                George Rodda, Jr.
                               Woodrow W. Hall II
                                   Robert Isom
                                   Don Johnson

     The person named as "proxy" in the BLUE proxy card will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. Executed but unmarked proxies will be voted FOR the nominees named above and FOR the proposal to fix the number of directors at five. If at the time of the Special Meeting any of the nominees named above should be unable to serve (which event is not expected to occur), the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Shareholder.

Information about our Nominees, the "New Directors"

     The following table sets forth information regarding the ownership of Enercorp common stock as of the Record Date by each nominee for director and each person the New Directors propose to appoint as an executive officer. When you return the BLUE proxy card, you will be oting for our nominees to serve as directors unless you appropriately indicate otherwise.



Proposed New Director              Age                    Class of Stock     Beneficial Ownership
---------------------              ---                    --------------     --------------------
                                                                             Number of Shares        Percent of Total
                                                                             ----------------        ----------------
George Burmann(1)                  45                     Common             45,500                  6.5%
5307 Forest Breeze Ct.
St. Cloud, FL 34771

Don Johnson                        68                     Common             -0-                     -0-
George Rodda, Jr.                  73                     Common             -0-                     -0-
Woodrow W. Hall II                 59                     Common             -0-                     -0-
Robert Isom                        57                     Common             -0-                     -0-


     (1) As of the date of this Proxy Statement, the Shareholder is the beneficial owner of an aggregate of 45,500 shares of Common Stock, which represents approximately 6.5% of the issued and outstanding shares of Common Stock (based on 695,897 shares of outstanding as of November 15, 2003, based on information publicly disclosed by Enercorp in Form 10-KSB filed with the Securities and Exchange Commission (the "SEC") on November 19, 2003. Mr. Burmann has sole voting and sole dispositive power with respect to 12,500 shares of common stock. The reporting person has shared voting and dispositive power with respect to 33,000 shares of common stock of Enercorp, Inc., which shares are held by his wife, Dana Burmann.

     Mr. Burmann is a registered representative with GunnAllen Financial, Inc. of Orlando, Florida, and has been since 2001. Mr. Burmann served as a director of Enercorp from September 2001 to November 2001, at which point he resigned. His acceptance of a position on the board was made in connection with the terms of a financing plan entered into with an investment group (the "Wen Group") and approved by Enercorp's then-board of directors in the Fall of 2001. The Wen Group withdrew from the financing plan due to actions taken by Mr. Itin, and the Shareholder's resignation was precipitated by a rescission of the Wen Financing Plan, as described above.

     Mr. Burmann intends to assume a role as a director and (if appointed by the New Directors) the chief executive officer of Enercorp in the event the proposals set forth herein are adopted by the shareholders at the Special Meeting.

     George Rodda, Jr. has been licensed to practice law in California since 1964. He currently has no beneficial ownership in Enercorp securities. Mr. Rodda has been a board member and executive officer of a number of corporations which, in turn, have established banks in California and branches thereof, two Los Angeles television stations, three radio stations in Bakersfield, California, and eight public corporations and foundations. As an attorney, he has represented numerous community and junior colleges with broadcasting facilities, non-profit religious organizations, and owners of commercial broadcasting stations. Mr. Rodda is not currently a director any corporations with securities registered under the 1934 Act.

     Woodrow W. Hall II retired from the U.S. Air Force in 1989 as a Chief Master Sergeant. Since then, he has worked for Raytheon, Inc. as an engineer and (since October 2000) as a project manager. He currently has no beneficial ownership in Enercorp securities and is not a director of any other corporation with securities registered under the 1934 Act.

     Robert Isom is president and owner of Industrial Systems, Inc., a construction contractor located in Delta, Colorado. Previously, in 1977, he was president and part-owner of a start-up construction company in 1977 and built this company to a multi-million dollar company until he sold his interest in 1991, when he started Industrial Systems, Inc., which also has revenues of more than a million dollars per year and engages in all aspects of construction contracting. He currently has no beneficial ownership in Enercorp securities and is not a director of any other corporation with securities registered under the 1934 Act.

     Donald Johnson is president of Computer Discount Center, Placentia, California, an on-line computer discount center. In 2003, Mr. Johnson was general manager of Mod Works, Inc.; from 2001 until 2003, he was chief financial officer for Broadleaf Capital Corp. From 1998 through 2001 he was chief financial officer of PCCG Group, Inc. Prior to 1998 he was self-employed providing business management services, and previously held financial positions in other companies.

     Other than the proposals set forth in this proxy statement for the election of the New Directors, the Shareholder knows of no arrangement, the operation of which may, at a subsequent date, result in change in control of Enercorp.

     Each of the New Directors is a citizen of the United States, with the exception of the Shareholder, who is a citizen of Germany and is a legal resident in the United States.

Certain Relationships and Related Transactions

     The Shareholder beneficially owns 45,500 shares of Enercorp Common Stock. The other nominees to become New Directors own common stock of Enercorp as described in the preceding table. Except as described in the preceding table, to the best knowledge of the Shareholder, none of

     o    the other New Directors,

     o the persons participating in this Proxy Solicitation on behalf of the Shareholder or

     o with respect to items (i), (vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons:

          (i) owns beneficially, directly or indirectly, any securities of Enercorp,
          (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Enercorp,
          (iii) owns any securities of Enercorp of record but not beneficially,
          (iv) has purchased or sold any securities of Enercorp within the past two years,
          (v) has incurred indebtedness for the purpose of acquiring or holding securities of Enercorp,
          (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of Enercorp, (vii) since the beginning of Enercorp's last fiscal year has been indebted to Enercorp or any of its subsidiaries in excess of $60,000 or
          (viii) has any arrangement or understanding with respect to future employment by Enercorp or with respect to any future transactions to which Enercorp or any of its affiliates will or may be a party.

     In addition, except as set forth in this Proxy Statement, to the best knowledge of the Shareholder, none of the New Directors, any of the persons participating in this Proxy Solicitation on behalf of the Shareholder, the New Directors and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with Enercorp in which the amount involved exceeds $60,000, since the beginning of Enercorp's last fiscal year.

     Except as set forth in this Proxy Statement, to the best knowledge of the Shareholder, none of New Directors, since the beginning of Enercorp's last fiscal year, has been affiliated with

          (i) any entity that made or received, or during Enercorp's current fiscal year proposes to make or receive, payments to or from Enercorp or its subsidiaries for property or services in excess of five percent of either Enercorp's or such entity's consolidated gross revenues for its last full fiscal year, or

          (ii) any entity to which Enercorp or its subsidiaries were indebted at the end of Enercorp's last full fiscal year in an aggregate amount exceeding five percent of Enercorp's total consolidated assets at the end of such year. None of the New Directors are, or during Enercorp's last fiscal year has been affiliated with, any law or investment banking firm that has performed or proposes to perform services for Enercorp.

     To the best knowledge of the Shareholder, the New Directors do not hold any position or office with Enercorp, have any family relationship with any executive officer or director of Enercorp, or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

     Each of the New Directors has consented to being named herein to fill the vacancies on the Board (if Proposal One is adopted at the Special Meeting) and has agreed to stand for election as a director at the next annual meeting of shareholders.

     Although the Shareholder has no reason to believe that any of the New Directors will be unable to serve as a director, if any New Director is not available to serve, the Shareholder expects that the remaining New Directors, upon taking office, will fill the vacancy with an individual willing to consider and implement the Shareholder's proposals to maximize shareholder value.

Involvement in Certain Legal Proceedings

     Based on information submitted by the New Directors, none of the New Directors is involved in, or has been involved in, legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director.

                                  OTHER MATTERS

Proxy Solicitation

     This proxy solicitation is being made by the Shareholder and not on behalf of the Board or management of Enercorp.

Proxy Solicitation Costs

     The Shareholder has borne, and will continue to bear, the costs associated with his solicitation of proxies, although he may ask the Enercorp board of directors to reimburse him for some or all of the costs following the completion of the Special Meeting. If the Shareholder is then a directors of Enercorp, he will not participate in the deliberations of the board in determining whether to reimburse any portion of the costs he incurred.

     The Shareholder may pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of Enercorp. The Shareholder expects to solicit proxies by mail, but other employees of the Shareholder may also solicit in person, by telephone, by telegraph or by mail.

Revocability of Proxies

     If you give the Shareholder a proxy, you may revoke the proxy at any time before it is voted. You may do so:

     o    by giving notice to the Shareholder of your revocation; or
     o    by submitting a new proxy to the Shareholder; or
     o    by attending the Special Meeting and voting in person.

     In accordance with Colorado law, the Shareholder and his duly authorized agents will ensure that all properly executed and unrevoked proxies received in time are voted in accordance with the instructions of the beneficial owners.


Chairman of the Meeting and Inspector of Elections

     The Shareholder will cast all votes with respect to which it has a proxy for a chairman of the meeting and an independent inspector of elections not affiliated with Enercorp.

Please Vote

     Your vote at the Special Meeting is very important, no matter how many or how few shares you own. Please sign and date the enclosed BLUE proxy card and return it in the enclosed postage-paid envelope promptly.

The Special Meeting

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN. THE SHAREHOLDER URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW.

PLEASE DO NOT SIGN ANY PROXY CARD YOU MAY RECEIVE FROM ENERCORP OR THE REMOVABLE DIRECTORS.

     You are urged to mark, sign and date the enclosed BLUE proxy card and return it in the enclosed envelope whether or not you plan to attend the Special Meeting. If you need assistance voting your shares of common stock, please call the Shareholder at (800) 393-4150. Please sign, date and mail the enclosed BLUE proxy card. Only your last dated and signed proxy card will count.


Available Information

     If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact the Shareholder at please call the Shareholder at (800) 393-4150.

Information Regarding Enercorp

     The information concerning Enercorp contained in this Proxy Statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. The Shareholder has no knowledge that would indicate that statements relating to Enercorp contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete.

                                Blue Proxy Card
                         PROXY CARD FOR SPECIAL MEETING
                      OF THE SHAREHOLDERS OF ENERCORP, INC.
                           SOLICITED BY GEORGE BURMANN

                         SPECIAL MEETING OF SHAREHOLDERS
                                November 16, 2004

The undersigned shareholder of Enercorp, Inc. (the "Company") hereby appoints George Burmann, with full power of substitution, as proxy to cast all votes that the undersigned shareholder is entitled to cast at the meeting of shareholders (the "Special Meeting") to be held at 8:00 a.m. local time on November 16, 2004, at 32751 Middlebelt Road, Suite B, Farmington Hills, Michigan 48334, and at any adjournments or postponements thereof, upon the following matters. The persons named above are hereby authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. The proxies may exercise discretionary authority only as to matters unknown to Mr. Burmann a reasonable time before their proxy solicitation. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

PLEASE MARK VOTES AS IN THIS EXAMPLE: |X|
                                                            ____________________
Please be sure to sign and date this proxy in the box below.                Date

--------------------------------------------------------------------------------

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Shareholder sign above

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Co-holder (if any) sign above

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MR. BURMANN RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW AND A "FOR" VOTE
FOR FIXING THE NUMBER OF DIRECTORS AT FIVE.


1. Proposal to fix the number of directors for the Board of Directors at five.

             For              Against           Abstain
             |_|                |_|               |_|
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                                         For all       With-       For All
                                         nominees       hold        Except
                                          listed
                                           |_|          |_|          |_|
2. To elect eight directors to serve until the next
   annual meeting of stockholders or until his or
   her successor has been duly elected and qualified
   or until his or her earlier resignation or
   removal.
Nominees:    George Burmann
             Don Johnson
             George Rodda Jr.
             Woodrow W. Hall II
             Robert Isom
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name of the nominee(s) in the space provided below.

         Detach above card, sign, date and mail in postage paid envelope

                      ENERCORP, INC. SHAREHOLDERS' MEETING

                           SOLICITED BY GEORGE BURMANN

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This proxy will be voted as directed by the above signed shareholder. Unless contrary instructions are given, this proxy will be voted FOR items one and two, and in accordance with the determination of the Concerned Shareholders as to any other matters. The above signed shareholder hereby acknowledges receipt of the Proxy Statement of George Burmann.

Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and any other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY